EXHIBIT INDEX


SUB-ITEM 77C

         Matters submitted to a vote of security holders
         Filed herein as Exhibit 99.77C

SUB-ITEM 77D

         Policies with respect to security instruments
         Filed herein as Exhibit 99.77D

SUB-ITEM 77Q1(e)

         Amendment to Advisory Agreement
         Filed herein as Exhibit 99.77Q1(e)

         Advisory Agreement for Speciality Funds.
         Filed herein as Exhibit 99.77Q1(e)(1)

SUB-ITEM 77Q3

         Certificate of Erik L. Jonson.
         Filed herein as Exhibit 99.77Q3

         Certificate of Craig T. Callahan
         Filed herein as Exhibit 99.77Q3(a)(1)